Exhibit 32

Certification Pursuant To
Rule 13a-14(b)/15d-14(b) of the Securities Exchange Act of 1934
 and 18 U.S.C. Section 1350, As Adopted Pursuant To
Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of Astec Industries, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, J. Don Brock, Chief Executive Officer of the Company, and F. McKamy Hall, Chief Financial Officer of the Company, certify, pursuant to Rule 13a-14(b)/15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, As Adopted Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. Don Brock
J. Don Brock
Chairman of the Board, Chief Executive Officer and President
(Principal Executive Officer)
November 6, 2009

/s/ F. McKamy Hall
F. McKamy Hall
Chief Financial Officer, Vice President and Treasurer
(Principal Financial Officer)
November 6, 2009